Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Solid Fourth Quarter and Full Year 2020 Results

Posts Record Cloud Revenue & RPO Bookings

ATLANTA – February 2, 2021 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $147.1 million for the fourth quarter ended December 31, 2020. GAAP diluted earnings per share for Q4 2020 was $0.32 compared to $0.26 for Q4 2019. Non-GAAP adjusted diluted earnings per share for Q4 2020 was $0.45 compared to $0.40 in Q4 2019.

“Manhattan Associates ended the year strong posting fourth quarter results that exceeded our expectations,” said Manhattan Associates president and CEO Eddie Capel. “Global demand and bookings momentum for our Cloud solutions is robust, positioning us well for 2021 and beyond.”

“The combination of favorable secular trends and the COVID-19 pandemic has helped emphasize the power of adaptable supply chain and omnichannel commerce solutions.” Mr. Capel continued, “this affirms our industry thought leadership and has accelerated the convergence of our cloud strategy with the needs of the market.”

“We are enthusiastic about the trajectory of our cloud transition and ability to drive customer success. With macro volatility elevated, we remain committed to prudently managing the business and investing in innovation to drive long-term, sustainable growth,” Mr. Capel concluded.

FOURTH QUARTER 2020 FINANCIAL SUMMARY:

•	Consolidated total revenue was $147.1 million for Q4 2020, compared to $152.9 million for Q4 2019.
o	Cloud subscription revenue was $23.0 million for Q4 2020, compared to $15.7 million for Q4 2019.

o	License revenue was $9.6 million for Q4 2020, compared to $9.2 million for Q4 2019.
o	Services revenue was $70.9 million for Q4 2020, compared to $86.3 million for Q4 2019.
•	GAAP diluted earnings per share was $0.32 for Q4 2020, compared to $0.26 for Q4 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.45 for Q4 2020, compared to $0.40 for Q4 2019.
•	GAAP operating income was $28.2 million for Q4 2020, compared to $25.1 million for Q4 2019.
•	Adjusted operating income, a non-GAAP measure, was $37.6 million for Q4 2020, compared to $33.4 million for Q4 2019.
•	Cash flow from operations was $38.0 million for Q4 2020, compared to $34.6 million for Q4 2019. Days Sales Outstanding was 68 days at December 31, 2020, compared to 65 days at September 30, 2020.
•	Cash and investments totaled $204.7 million at December 31, 2020, compared to $166.3 million at September 30, 2020.
•

In April 2020, our Board of Directors suspended our share repurchase program because of COVID-19-related considerations. Accordingly, during Q4 2020, the Company did not repurchase any shares of Manhattan Associates common stock under our share repurchase program.

FULL YEAR 2020 FINANCIAL SUMMARY:

•	Consolidated revenue for the twelve months ended December 31, 2020, was $586.4 million, compared to $617.9 million for the twelve months ended December 31, 2019.
o	Cloud subscription revenue was $79.8 million for the twelve months ended December 31, 2020, compared to $46.8 million for the twelve months ended December 31, 2019.

o	License revenue was $38.3 million for the twelve months ended December 31, 2020, compared to $48.9 million for the twelve months ended December 31, 2019.
o	Services revenue was $303.6 million for the twelve months ended December 31, 2020, compared to $360.5 million for the twelve months ended December 31, 2019.
•	GAAP diluted earnings per share for the twelve months ended December 31, 2020, was $1.36, compared to $1.32 for the twelve months ended December 31, 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.76 for the twelve months ended December 31, 2020, compared to $1.74 for the twelve months ended December 31, 2019.
•	GAAP operating income was $114.1 million for the twelve months ended December 31, 2020, compared to $115.9 million for the twelve months ended December 31, 2019.
•	Adjusted operating income, a non-GAAP measure, was $147.8 million for the twelve months ended December 31, 2020, compared to $148.2 million for the twelve months ended December 31, 2019.
•	Cash flow from operations was $140.9 million for the twelve months ended December 31, 2020, compared to $146.9 million for the twelve months ended December 31, 2019.
•

During the twelve months ended December 31, 2020, the Company repurchased 337,007 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $25.0 million. Those repurchases occurred during Q1 only due to the suspension of our share repurchase program in April 2020; at its January 28, 2021, meeting, the Board lifted that suspension and reauthorized the repurchase of up to $50 million of shares during 2021.

2021 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2021:

	Guidance Range - 2021 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$595	$625	1%	7%

Operating Margin:
GAAP operating margin	13.7%	15.0%
Equity-based compensation	6.8%	6.5%
Adjusted operating margin(1)	20.5%	21.5%

Diluted earnings per share (EPS):
GAAP EPS	$0.96	$1.11	-29%	-18%
Equity-based compensation	0.57	0.57
Excess tax benefit on stock vesting(2)	(0.09)	(0.09)
Adjusted EPS(1)	$1.44	$1.59	-18%	-10%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2021.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its fourth quarter and twelve months ended December 31, 2020, financial results will be held today, February 2, 2021, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 9296408 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ first quarter 2021 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2020.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the

Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2021 Guidance,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription/cloud-based software-as-a service model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$23,003	$15,721	$79,830	$46,831
Software license	9,635	9,234	38,284	48,855
Maintenance	38,801	38,045	147,748	149,230
Services	70,915	86,308	303,569	360,516
Hardware	4,728	3,621	16,941	12,517
Total revenue	147,082	152,929	586,372	617,949
Costs and expenses:
Cost of software license	1,221	663	2,894	2,626
Cost of cloud subscriptions, maintenance and services	65,611	71,190	266,993	282,341
Research and development	20,563	21,784	84,276	87,608
Sales and marketing	13,562	15,434	47,758	56,860
General and administrative	15,778	16,512	61,444	64,603
Depreciation and amortization	2,150	2,277	8,946	7,987
Total costs and expenses	118,885	127,860	472,311	502,025
Operating income	28,197	25,069	114,061	115,924
Other (loss) income, net	(656)	(215)	(285)	153
Income before income taxes	27,541	24,854	113,776	116,077
Income tax provision	7,001	8,096	26,536	30,315
Net income	$20,540	$16,758	$87,240	$85,762

Basic earnings per share	$0.32	$0.26	$1.37	$1.33
Diluted earnings per share	$0.32	$0.26	$1.36	$1.32

Weighted average number of shares:
Basic	63,527	63,822	63,538	64,397
Diluted	64,484	64,807	64,333	65,103

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Operating income	$28,197	$25,069	$114,061	$115,924
Equity-based compensation (a)	9,287	8,195	33,355	31,841
Purchase amortization (c)	105	107	429	430
Adjusted operating income (Non-GAAP)	$37,589	$33,371	$147,845	$148,195

Income tax provision	$7,001	$8,096	$26,536	$30,315
Equity-based compensation (a)	1,132	(1,166)	3,679	4,627
Tax benefit of stock awards vested (b)	(31)	10	3,830	156
Purchase amortization (c)	24	28	105	107
Adjusted income tax provision (Non-GAAP)	$8,126	$6,968	$34,150	$35,205

Net income	$20,540	$16,758	$87,240	$85,762
Equity-based compensation (a)	8,155	9,361	29,676	27,214
Tax benefit of stock awards vested (b)	31	(10)	(3,830)	(156)
Purchase amortization (c)	81	79	324	323
Adjusted net income (Non-GAAP)	$28,807	$26,188	$113,410	$113,143

Diluted EPS	$0.32	$0.26	$1.36	$1.32
Equity-based compensation (a)	0.13	0.14	0.46	0.42
Tax benefit of stock awards vested (b)	-	-	(0.06)	-
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.45	$0.40	$1.76	$1.74

Fully diluted shares	64,484	64,807	64,333	65,103

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations. Thus, in the fourth quarter of 2019, we changed from applying an overall effective rate in our tax adjustment to using the actual tax benefit for equity-based compensation included in our GAAP results after considering the impact of non-deductible equity-based compensation.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Cost of services	$2,850	$2,346	$10,156	$9,298
Research and development	1,884	1,565	6,810	6,126
Sales and marketing	976	878	3,454	3,311
General and administrative	3,577	3,406	12,935	13,106
Total equity-based compensation	$9,287	$8,195	$33,355	$31,841

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$204,705	$110,678
Short-term investments	-	-
Accounts receivable, net of allowance of $3,497 and $2,826 at December 31, 2020 and December 31, 2019, respectively	109,202	100,937
Prepaid expenses and other current assets	20,134	20,426
Total current assets	334,041	232,041

Property and equipment, net	17,903	22,725
Operating lease right-of-use assets	31,470	35,896
Goodwill, net	62,252	62,237
Deferred income taxes	5,760	6,814
Other assets	13,986	12,566
Total assets	$465,412	$372,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,805	$20,561
Accrued compensation and benefits	41,962	45,991
Accrued and other liabilities	21,181	19,325
Deferred revenue	114,164	94,371
Income taxes payable	1,874	1,348
Total current liabilities	196,986	181,596

Operating lease liabilities, long-term	27,843	32,416
Other non-current liabilities	21,686	15,989

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2020 and December 31, 2019	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 63,527,186 and 63,456,986 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	635	635
Retained earnings	236,524	159,490
Accumulated other comprehensive loss	(18,262)	(17,847)
Total shareholders' equity	218,897	142,278
Total liabilities and shareholders' equity	$465,412	$372,279

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2020	2019

Operating activities:
Net income	$87,240	$85,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,946	7,987
Equity-based compensation	33,355	31,841
Loss (Gain) on disposal of equipment	21	(429)
Deferred income taxes	1,036	(1,406)
Unrealized foreign currency loss (gain)	897	(708)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,592)	(1,065)
Other assets	(971)	(8,924)
Accounts payable, accrued and other liabilities	(3,097)	20,812
Income taxes	1,886	1,180
Deferred revenue	18,164	11,858
Net cash provided by operating activities	140,885	146,908

Investing activities:
Purchases of property and equipment	(2,730)	(15,193)
Net maturities of short-term investments	-	1,439
Net cash used in investing activities	(2,730)	(13,754)

Financing activities:
Purchase of common stock	(43,561)	(121,487)
Net cash used in financing activities	(43,561)	(121,487)

Foreign currency impact on cash	(567)	(115)

Net change in cash and cash equivalents	94,027	11,552
Cash and cash equivalents at beginning of period	110,678	99,126
Cash and cash equivalents at end of period	$204,705	$110,678

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Corporate Response to COVID-19:

Regarding the impact of the novel coronavirus disease (“COVID-19”) pandemic, we remain cautious about the global recovery, which we expect to be slow and protracted. In 2020, we experienced solid demand for our cloud-based supply chain and omnichannel commerce solutions and our competitive win rates remain strong. In May, we launched Manhattan Active® Warehouse Management, the next generation of Warehouse Management solutions. We have rearchitected our warehouse management solution from the ground up as a cloud-native, microservices based, versionless application. The reception has been positive and pipeline opportunities continue to build. Our solutions are mission critical, supporting large and complex global supply chains. While we are experiencing strong demand and expect continued growth for our Cloud solutions, sales cycles could be extended as customers and prospects continue to evaluate our industry leading, modern solutions, including Manhattan Active Warehouse Management. Our Professional Services revenue for the year ended December 31, 2020, is approximately 16% lower, and excluding billed travel, approximately 13% lower than the year ended December 31, 2019, as clients delayed projects due to COVID-19. We have had no notable cancellations in 2020. For 2021, we expect Services revenue to grow fueled by Cloud revenue growth. We expect Q1 2021 Services revenue to decrease against an all-time record Q1 2020 comparison. While COVID-19 could create some near-term fluctuations, we are forecasting for improving year over year services growth for the remaining balance of 2021.

2.	GAAP and Adjusted earnings per share by quarter are as follows:
	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.32	$0.32	$0.42	$0.26	$1.32	$0.35	$0.30	$0.39	$0.32	$1.36
Adjustments to GAAP:
Equity-based compensation	0.08	0.10	0.09	0.14	0.42	0.10	0.10	0.13	0.13	0.46
Tax benefit of stock awards vested	-	-	-	-	-	(0.06)	-	-	-	(0.06)
Purchase amortization	-	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.41	$0.42	$0.51	$0.40	$1.74	$0.40	$0.40	$0.51	$0.45	$1.76
Fully Diluted Shares	65,204	65,093	64,992	64,807	65,103	64,342	64,126	64,427	64,484	64,333

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$114,873	$121,778	$132,028	$121,155	$489,834	$123,146	$107,368	$121,168	$114,257	$465,939
EMEA	26,288	25,043	22,978	23,964	98,273	24,313	21,558	21,721	25,990	93,582
APAC	7,243	7,520	7,269	7,810	29,842	6,444	6,704	6,868	6,835	26,851
	$148,404	$154,341	$162,275	$152,929	$617,949	$153,903	$135,630	$149,757	$147,082	$586,372

GAAP Operating Income:
Americas	$18,051	$16,826	$26,310	$17,437	$78,624	$16,282	$18,984	$27,296	$18,547	$81,109
EMEA	7,734	8,057	6,371	4,772	26,934	6,313	5,515	5,319	7,490	24,637
APAC	2,491	2,699	2,316	2,860	10,366	1,601	2,193	2,361	2,160	8,315
	$28,276	$27,582	$34,997	$25,069	$115,924	$24,196	$26,692	$34,976	$28,197	$114,061

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,182	$8,462	$8,002	$8,195	$31,841	$7,564	$7,492	9,012	$9,287	$33,355
Purchase amortization	108	107	108	107	430	107	110	107	105	429
	$7,290	$8,569	$8,110	$8,302	$32,271	$7,671	$7,602	$9,119	$9,392	$33,784

Adjusted non-GAAP Operating Income:
Americas	$25,341	$25,395	$34,420	$25,739	$110,895	$23,953	$26,586	$36,415	$27,939	$114,893
EMEA	7,734	8,057	6,371	4,772	26,934	6,313	5,515	5,319	7,490	24,637
APAC	2,491	2,699	2,316	2,860	10,366	1,601	2,193	2,361	2,160	8,315
	$35,566	$36,151	$43,107	$33,371	$148,195	$31,867	$34,294	$44,095	$37,589	$147,845

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$(2,419)	$(1,906)	$(1,352)	$(670)	$(6,347)	$(988)	$(777)	$1,165	$1,946	$1,346
Costs and expenses	(2,686)	(1,696)	(988)	(346)	(5,716)	(996)	(1,430)	291	918	(1,217)
Operating income	267	(210)	(364)	(324)	(631)	8	653	874	1,028	2,563
Foreign currency gains (losses) in other income	(590)	(377)	298	(325)	(994)	1,348	(193)	(913)	(639)	(397)
	$(323)	$(587)	$(66)	$(649)	$(1,625)	$1,356	$460	$(39)	$389	$2,166

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$981	$438	$51	$(140)	$1,330	$308	$895	$601	$445	$2,249
Foreign currency gains (losses) in other income	(182)	(127)	437	284	412	1,450	262	(1,165)	(381)	166
Total impact of changes in the Indian Rupee	$799	$311	$488	$144	$1,742	$1,758	$1,157	$(564)	$64	$2,415

5.Other income includes the following components (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$231	$178	$191	$115	$715	$68	$28	$8	$(6)	$98
Foreign currency gains (losses)	(590)	(377)	298	(325)	(994)	1,348	(193)	(913)	(639)	(397)
Other non-operating income (expense)	(12)	128	321	(5)	432	4	7	14	(11)	14
Total other income (loss)	$(371)	$(71)	$810	$(215)	$153	$1,420	$(158)	$(891)	$(656)	$(285)

6.Capital expenditures are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$616	$2,689	$8,053	$3,835	$15,193	$1,245	$507	$176	$802	$2,730

7.Stock Repurchase Activity (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly announced buy-back program	464	302	429	445	1,640	337	-	-	-	337
Shares withheld for taxes due upon vesting of restricted stock	106	1	4	1	112	219	2	4	-	225
Total shares purchased	570	303	433	446	1,752	556	2	4	-	562

Total cash paid for shares purchased under publicly announced buy-back program	$24,927	$19,993	$35,955	$34,992	$115,867	$25,000	$-	$-	$-	$25,000
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	5,233	85	266	36	5,620	18,032	123	368	38	18,561
Total cash paid for shares repurchased	$30,160	$20,078	$36,221	$35,028	$121,487	$43,032	$123	$368	$38	$43,561

8. Remaining Performance Obligations

Under the revenue recognition standard that became effective in 2018, we now disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Remaining Performance Obligations	$100,532	$120,403	$152,043	$171,665	$202,793	$225,470	$257,287	$308,761